Exhibit 99.3

Independent Auditors’ Report

Those Charged With Governance

Source Energy Partners, LLC:

Report on the Statement of Revenues and Direct Expenses

We have audited the accompanying Source Acquisition Statement of Revenues and Direct Expenses (the Financial Statement) as described in note 1, for the year ended December 31, 2020, and the related notes to the Financial Statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the Financial Statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Financial Statement that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Financial Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Financial Statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Financial Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Financial Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Financial Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Financial Statement referred to above presents fairly, in all material respects, the Source Acquisition revenues and direct expenses for the year ended December 31, 2020, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to the basis of presentation, which describes that the Financial Statement was prepared for the purpose of complying with the rules and regulations under Rule 3-05 of the Securities and Exchange Commission Regulation S-X as described in note 1 to the Financial Statement, and is not intended to be a complete presentation of the Source Acquisition’s results of operations. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

Denver, Colorado

October 6, 2021

SOURCE ACQUISITION

STATEMENT OF REVENUES AND DIRECT EXPENSES

(in thousands)

Year ended December 31, 2020
Revenues:
Oil, natural gas and natural gas liquids	$13,578
Lease bonus and other revenues	165

Total Revenues	13,743
Direct expenses	(893)

Revenues in excess of direct expenses	$12,850

See accompanying Notes to the Statement of Revenues and Direct Expenses

SOURCE ACQUISITION

NOTES TO THE STATEMENT OF REVENUES AND DIRECT EXPENSES

Note 1—Summary of Significant Accounting Policies

Basis of Presentation

On August 31, 2021, DPM Holdco, LLC, a subsidiary of Kimmeridge Mineral Fund, LP. (“DPM” or the “Company”) completed the acquisition of certain oil, natural gas and natural gas liquids mineral and royalty properties within the Permian Basin, from Source Energy Leasehold, LP and Permian Mineral Acquisition, LP (collectively, “Source” or the “Seller”) for equity consideration (the “Source Acquisition”). The acquired properties include approximately 25,000 net royalty acres in the Permian Basin.

Separate historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America have never been prepared for the Source properties. During the periods presented, the Source properties were not accounted for or operated as a consolidated entity or as a separate division by Source. The accompanying Statement of Revenues and Direct Expenses for the Source properties was derived from the historical accounting records and other applicable source documents of Source. Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 3–05 of Securities and Exchange Commission’s Regulation S–X.

The accompanying Statement of Revenues and Direct Expenses does not represent a complete set of financial statements reflecting the financial position, results of operations, members’ equity and cash flows of the Source properties and are not necessarily indicative of the results of operations for the Source properties going forward. Certain indirect expenses, as further described in Note 4, were not allocated to the Source properties and have been excluded from the accompanying statement. Any attempt to allocate these expenses would require significant judgement, which would be arbitrary and would likely not be indicative of the performance of the properties on a stand-alone basis.

In the opinion of management, the accompanying Statement of Revenues and Direct Expenses for the year ended December 31, 2020 includes all adjustments (consisting of normal recurring accruals) that are necessary for a fair presentation of the revenues and direct expenses of the Source properties for the period presented.

Note 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Statement of Revenues and Direct Expenses in conformity with accounting principles generally accepted in the United States of America requires DPM management to make various assumptions, judgements and estimates to determine the reported amounts of revenues and expenses, and in the disclosures of contingencies. These estimates and assumptions are based upon management’s best estimates and judgements. Actual results could differ from those estimates.

Revenue Recognition

Crude oil, natural gas and natural gas liquids revenues from our mineral and royalty interests are recognized when control transfers at the wellhead. These revenues are reported net of post-production expenses, such as gathering, transportation, and processing costs.

Concentration

The Source properties are subject to risk resulting from the concentration of its mineral and royalty interests. For the year ended December 31, 2020, two operators each accounted for more than 10% of royalty interest revenue.

SOURCE ACQUISITION

NOTES TO THE STATEMENT OF REVENUES AND DIRECT EXPENSES

(continued)

Although the Source properties are exposed to a concentration of credit risk, management does not believe the loss of any single operator would materially impact the Source properties’ operating results as crude oil, natural gas and natural gas liquids are fungible products with well-established markets and numerous purchasers. If multiple operators were to cease operations at or around the same time, we believe there would be challenges initially, but there would be ample markets to handle the disruption. Additionally, recent rulings in bankruptcy cases involving certain operators have stipulated that royalty owners must still be paid for oil, natural gas and natural gas liquids extracted from their mineral acreage during the bankruptcy process. In light of this, Source and DPM do not expect the entry of one of the Source properties’ operators into bankruptcy to materially affect the Statement of Revenues and Direct Expenses.

Direct Expenses

Direct expenses for oil, natural gas and natural gas liquids mineral and royalty interests include severance taxes, ad valorem taxes, and any other taxes or expenses not associated with or attributable to post-production expenses. As royalty and mineral interests, the Source properties are not subject to any lease operating or production expenses.

Note 3—COMMITMENTS AND CONTINGENCIES

From time to time, the Source properties may become subject to potential claims and litigation in the normal course of business. While the ultimate impact on any proceedings cannot be predicted with certainty, Source’s management is currently not aware of any legal or other contingencies that would have a material effect on the Statement of Revenues and Direct Expenses for the year ended December 31, 2020.

Note 4—EXCLUDED EXPENSES

Indirect expenses such as general and administrative, income tax, interest expense and other indirect expenses have not been allocated to the Source Acquisition and as such, have been excluded from the accompanying financial statement. Any allocation of such indirect expenses may not be indicative of costs which would have been incurred by DPM on a stand-alone basis. Depletion and impairment expenses have also been excluded from the accompanying Statement of Revenues and Direct Expenses as such amounts would not be indicative of the depletion and impairment calculated for DPM on the Source Acquisition on a stand-alone basis.

Note 5—SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 6, 2021, the date the accompanying Statement of Revenues and Direct Expenses was available to be issued. There were no material subsequent events that required recognition or additional disclosure in the accompanying Statement of Revenues and Direct Operating Expenses.

Note 6—SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited)

The reserves at December 31, 2020 presented below were prepared by the Company’s internal petroleum engineers. Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. The reserves are located in Texas and New Mexico.

SOURCE ACQUISITION

NOTES TO THE STATEMENT OF REVENUES AND DIRECT EXPENSES

(continued)

Guidelines prescribed in FASB ASC Topic 932 Extractive Industries – Oil and Gas (“ASC Topic 932”) have been followed for computing a standardized measure of future net cash flows and changes therein related to estimated proved reserves. Future cash inflows and future production costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the period-end estimated quantities of oil, natural gas and NGL to be produced in the future. The resulting future net cash flows are reduced to present value amounts by applying a ten percent annual discount factor. Future ad valorem taxes are determined based on estimates of expenditures to be incurred in producing the proved oil and gas reserves in place at the end of the period using period-end costs and assuming continuation of existing economic conditions.

The assumptions used to compute the standardized measure are those prescribed by the FASB and the SEC. These assumptions do not necessarily reflect management’s expectations of actual revenues to be derived from those reserves, nor their present value. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process. Reserve estimates are inherently imprecise and estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available.

Analysis of Changes in Proved Reserves

The following table sets forth information regarding Source’s net ownership interest in estimated quantities of proved developed and undeveloped oil, natural gas, and natural gas liquids quantities and the changes therein for each of the periods presented:

	Oil (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total (MBOE)
Balance as of January 1, 2020	1,142	3,490	311	2,035
Revisions	16	(75)	(8)	(5)
Extensions	684	1,196	107	990
Acquisition of Reserves	1	4	—	2
Production	(328)	(582)	(51)	(476)

Balance as of December 31, 2020	1,515	4,033	359	2,546

	Oil (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total (MBOE)
Proved developed and undeveloped reserves:
Developed as of January 1, 2020	967	2,953	263	1,723
Undeveloped as of January 1, 2020	175	537	48	312

Balance at January 1, 2020	1,142	3,490	311	2,035

Developed as of December 31, 2020	1,060	3,244	289	1,890
Undeveloped as of December 31, 2020	455	789	70	656

Balance at December 31, 2020	1,515	4,033	359	2,546

For the year ended December 31, 2020, Source had upward revisions of 16 MBbls of oil and downward revisions of 75 MMcf of gas and 8 MBbls of natural gas liquids (“NGL”). Total downward revisions of 5 MBOE

SOURCE ACQUISITION

NOTES TO THE STATEMENT OF REVENUES AND DIRECT EXPENSES

(continued)

were primarily due to decreases in pricing. For the year ended December 31, 2020, Source had extensions of 684 MBbls of oil, 1,196 MMcf of gas, and 107 MBbls of NGLs of which 259 MBbls of oil, 488 MMcf of gas, and 44 MBbls of NGLs were from conversions of non-proved resources to proved developed producing due to operator drilling activity and 425 MBbls of oil, 708 MMcf of gas, and 63 MBbls of NGLs were from additional proved undeveloped reserves. In 2020, Source acquired royalty and mineral interests of 1 MBbls of oil and 4 MMcf of gas. Acquisitions of NGL in 2020 were de minimis.

Standardized Measure of Oil and Gas

The standardized measure of discounted future net cash flows is based on the unweighted average, first-day-of-the-month price. The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to Source or the Company. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.

As of December 31, 2020, the reserves are comprised of 60% crude oil, 26% natural gas and 14% NGL on an energy equivalent basis.

For the year ended December 31, 2020, future cash inflows are calculated by applying the 12-month arithmetic average of the first-of-month price from January to December, of oil and gas relating to Source’s proved reserves, to the year-end quantities of those reserves. The values for the December 31, 2020 proved reserves were derived based on prices presented in the table below. The crude oil pricing was based on the West Texas Intermediate (“WTI”) price; the NGL pricing was 44% of WTI for 2020; the natural gas pricing was based on the Henry Hub price. All prices have been adjusted for transportation, quality and basis differentials.

	Oil (Bbl)	Natural Gas (Mcf)	NGL (Bbl)
December 31, 2020 (Average)	$37.61	$1.54	$16.64

The standardized measure of discounted future net cash flows are based on the average market prices for sales of oil, natural gas and NGL adjusted for basis differentials, on the first-day-of-the-month price. The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to Source or the Company. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.

The following summary sets forth the future net cash flows related to proved oil and gas reserves based on the standardized measure prescribed in ASC Topic 932 (in thousands):

Year Ended December 31, 2020
Future oil and natural gas sales	$69,161
Future production costs	(5,611)
Future income tax expense	(361)

Future net cash flows	63,189

10% annual discount	(23,224)

Standardized measure of discounted future net cash flows	$39,965

SOURCE ACQUISITION

NOTES TO THE STATEMENT OF REVENUES AND DIRECT EXPENSES

(continued)

The principal sources of change in the standardized measure of discounted future net cash flows are (in thousands):

Year Ended December 31, 2020
Balance at the beginning of the period	$41,535
Net change in prices and production costs	(10,929)
Sales, net of production costs	(12,685)
Extensions and discoveries	17,972
Acquisitions of reserves	35
Revisions of previous quantity estimates	(537)
Net change in income taxes	9
Accretion of discount	4,177
Changes in timing and other	388

Balance at the end of the period	$39,965